PRICEWATERHOUSECOOPERS

                                                        PricewaterhouseCoopers
                                                        1300 SW Fifth Avenue
                                                        Portland OR 97201-5638
                                                        Telephone (503) 478 6000
                                                        Facsimile (503) 478 6099


                       Consent of Independent Accountants


We hereby consent to the use in Post-Effective Amendment No. 16 to the Registration Statement of CMC Fund Trust on Form N-1A (File No. 33-30394) of our reports dated December 3, 1999, relating to the financial statements and financial highlights of the CMC Small Cap Fund, CMC International Stock Fund, CMC High Yield Fund and CMC Short Term Bond Fund, portfolios of CMC Fund Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


December 3, 1999